Exhibit 99.1

LinkedIn Announces First Quarter 2013 Financial Results

MOUNTAIN VIEW, Calif., May 2, 2013 -- LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 225 million members, reported its financial results for the first quarter of 2013:

•	Revenue for the first quarter was $324.7 million, an increase of 72% compared to $188.5 million in the first quarter of 2012.

•
Net income for the first quarter was $22.6 million, compared to net income of $5.0 million for the first quarter of 2012. Non-GAAP net income for the first quarter was $52.4 million, compared to $16.9 million for the first quarter of 2012. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the first quarter was $83.4 million, or 26% of revenue, compared to $38.1 million for the first quarter of 2012, or 20% of revenue.

•	GAAP diluted EPS for the first quarter was $0.20; Non-GAAP diluted EPS for the first quarter was $0.45.

“Q1 was a strong quarter for LinkedIn with member engagement and financial results reaching record levels,” said Jeff Weiner, CEO of LinkedIn. “We remained focused on delivering great products that increasingly make LinkedIn the essential daily resource for global professionals.”

First Quarter Financial Details and Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $184.3 million, an increase of 80% compared to the first quarter of 2012. Talent Solutions revenue represented 57% of total revenue in the first quarter of 2013, compared to 54% in the first quarter of 2012.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $74.8 million, an increase of 56% compared to the first quarter of 2012. Marketing Solutions revenue represented 23% of total revenue in the first quarter of 2013, compared to 25% in the first quarter of 2012.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $65.6 million, an increase of 73% compared to the first quarter of 2012. Premium Subscriptions represented 20% of total revenue in the first quarter of 2013, consistent with the first quarter of 2012.

Revenue from the U.S. totaled $201.4 million, and represented 62% of total revenue in the first quarter of 2013. Revenue from international markets totaled $123.3 million, and represented 38% of total revenue in the first quarter of 2013.

Revenue from the field sales channel totaled $184.0 million, and represented 57% of total revenue in the first quarter of 2013. Revenue from the online, direct sales channel totaled $140.7 million, and represented 43% of total revenue in the first quarter of 2013.

GAAP net income for the first quarter was $22.6 million, compared to net income of $5.0 million for the first quarter of 2012. Non-GAAP net income for the first quarter was $52.4 million, compared to $16.9 million in the first quarter of 2012.

Adjusted EBITDA for the first quarter was $83.4 million, or 26% of revenue, compared to $38.1 million for the first quarter of 2012, or 20% of revenue.

GAAP diluted EPS was $0.20 based on 115.4 million fully-diluted weighted shares outstanding compared to $0.04 for the first quarter of 2012 based on 111.3 million fully-diluted weighted shares outstanding. Non-GAAP diluted EPS was $0.45 based on 115.4 million fully-diluted weighted shares outstanding compared to $0.15 for the first quarter of 2012 based on 111.3 million fully-diluted weighted shares outstanding.

“Our continued focus on our operating priorities yielded strong results in the first quarter, resulting in record levels of revenue, profitability, and cash flow,” said Steve Sordello, CFO of LinkedIn. “We remain encouraged by the diversity of our business and size of our market opportunities, and we will continue to invest aggressively to realize LinkedIn's long-term potential.”

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn's Investor Relations site.

First Quarter Highlights and Strategic Announcements

In the first quarter of 2013, LinkedIn:

•	Grew its member base to 218 million, and witnessed strong member growth through the quarter due to optimization initiatives. As a result, new sign ups increased to greater than two per second.

•
Introduced a new version of search, which streamlines the experience and unifies results across multiple types of content including people, companies, and jobs. Early use indicates members have responded with increased search utilization.

•
Improved its content offering for professionals by adding a number of Influencers including Mayor Bloomberg, Meg Whitman, Jack Welch, Jeff Immelt, and Martha Stewart. LinkedIn continues to take steps to become the definitive professional publishing platform.

Additionally, LinkedIn launched several new products since the quarter end including a new version of its smartphone applications; Contacts, a new contact management system on the web and iOS mobile devices; as well products that enhance LinkedIn's content ecosystem including the ability for member to include rich media in LinkedIn profiles, and content channels to follow 20 different professional topics on LinkedIn. In April, the company also launched a redesigned version of Recruiter, its flagship Talent Solutions product platform.

Business Outlook

LinkedIn is providing guidance for the second quarter and full year of 2013:

•
Q2 2013 Guidance: Revenue is expected to range between $342 million and $347 million. Adjusted EBITDA is expected to range between $77 million and $79 million. The company expects depreciation and amortization to be between $30 million and $32 million, and stock-based compensation to be between $49 million and $51 million.

•
Full Year 2013 Guidance: Revenue is revised upward by $20 million to range between $1.430 billion and $1.460 billion. Adjusted EBITDA is revised upward by $15 million to range between $330 million and $345 million. The company expects depreciation and amortization to be between $130 million and $135 million, and stock-based compensation to be between $190 million and $195 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its first quarter 2013 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at
http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 8:00 p.m. Pacific Time on May 2, 2013 through May 9 2013 at 11:59 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056 within the US or (404) 537-3406 Internationally, access code 34761898.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on May 16th and 29th, as well as June 4th and 13th. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With more than 225 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions products. Headquartered in Silicon Valley, LinkedIn has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors' operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors' operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the second quarter of 2013 and the full fiscal year 2013. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe or elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our ability to recruit and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company's financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company's Annual Report on Form 10-K that was filed for the year ended December 31, 2012, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended March 31, 2013, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at
http://investors.linkedin.com/. All information provided in this release and in the attachments is as of May 2, 2013, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$264,939	$270,408
Short-term investments	565,368	479,141
Accounts receivable, net	212,556	203,607
Deferred commissions	30,910	30,232
Prepaid expenses	18,990	14,344
Other current assets	24,825	21,065
Total current assets	1,117,588	1,018,797
Property and equipment, net	216,050	186,677
Goodwill	115,214	115,214
Intangible assets, net	29,939	32,780
Other assets	30,741	28,862
TOTAL ASSETS	$1,509,532	$1,382,330
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,166	$53,559
Accrued liabilities	88,974	104,077
Deferred revenue	317,088	257,743
Total current liabilities	468,228	415,379
DEFERRED TAX LIABILITIES	10,948	27,717
OTHER LONG TERM LIABILITIES	39,014	30,810
Total liabilities	518,190	473,906
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Class A and Class B common stock	11	11
Additional paid-in capital	939,604	879,303
Accumulated other comprehensive income	261	260
Accumulated earnings	51,466	28,850
Total stockholders’ equity	991,342	908,424
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,509,532	$1,382,330

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net revenue	$324,705	$188,456
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	42,384	25,133
Sales and marketing	109,417	65,884
Product development	80,672	47,093
General and administrative	42,784	24,854
Depreciation and amortization	25,806	14,882
Total costs and expenses	301,063	177,846
Income from operations	23,642	10,610
Other income (expense), net	(308)	224
Income before income taxes	23,334	10,834
Provision for income taxes	718	5,845
Net income	$22,616	$4,989

Net income per share of common stock:
Basic	$0.21	$0.05
Diluted	$0.20	$0.04
Weighted-average shares used to compute net income per share:
Basic	109,445	102,210
Diluted	115,398	111,310

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$22,616	$4,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,806	14,882
Provision (benefit) for doubtful accounts and sales returns	1,314	(63)
Stock-based compensation	33,939	12,626
Excess income tax benefit from stock-based compensation	(12,556)	(2,257)
Changes in operating assets and liabilities:
Accounts receivable	(8,849)	(5,508)
Deferred commissions	(642)	(437)
Prepaid expenses and other assets	(9,398)	(9,575)
Accounts payable and other liabilities	(3,498)	10,672
Income taxes, net	(4,248)	2,867
Deferred revenue	59,345	35,019
Net cash provided by operating activities	103,829	63,215
INVESTING ACTIVITIES:
Purchases of property and equipment	(44,283)	(22,087)
Purchases of investments	(158,210)	(63,312)
Sales of investments	59,031	—
Maturities of investments	11,230	22,365
Payments for intangible assets and acquisitions, net of cash acquired	(226)	(7,603)
Changes in deposits and restricted cash	(55)	(2,054)
Net cash used in investing activities	(132,513)	(72,691)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock from employee stock options	12,057	9,677
Proceeds from early exercise of employee stock options	16	48
Excess income tax benefit from stock-based compensation	12,556	2,257
Repurchase of common stock	—	(12)
Net cash provided by financing activities	24,629	11,970
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,414)	706
CHANGE IN CASH AND CASH EQUIVALENTS	(5,469)	3,200
CASH AND CASH EQUIVALENTS—Beginning of period	270,408	339,048
CASH AND CASH EQUIVALENTS—End of period	$264,939	$342,248
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment recorded in accounts payable and accrued liabilities	$28,071	$11,418
Vesting of early exercised stock options	$291	$772

LINKEDIN CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue by product:
Talent Solutions	$184,284	$102,560
Marketing Solutions	74,796	47,950
Premium Subscriptions	65,625	37,946
Total	$324,705	$188,456

Revenue by geographic region:
United States	$201,403	$120,849
Other Americas (1)	24,176	12,009
Total Americas	225,579	132,858
EMEA (2)	75,157	42,845
APAC (3)	23,969	12,753
Total	$324,705	$188,456

Revenue by channel:
Field sales	$183,971	$101,471
Online sales	140,734	86,985
Total	$324,705	$188,456
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Non-GAAP net income and net income per share:
GAAP net income	$22,616	$4,989
Add back: stock-based compensation	33,939	12,626
Add back: amortization of intangible assets	2,841	1,308
Income tax effect of non-GAAP adjustments	(6,995)	(1,990)
NON-GAAP NET INCOME	$52,401	$16,933

GAAP AND NON-GAAP DILUTED SHARES	115,398	111,310

NON-GAAP DILUTED NET INCOME PER SHARE	$0.45	$0.15

Adjusted EBITDA:
Net income	$22,616	$4,989
Provision for income taxes	718	5,845
Other (income) expense, net	308	(224)
Depreciation and amortization	25,806	14,882
Stock-based compensation	33,939	12,626
ADJUSTED EBITDA	$83,387	$38,118